LEASE


                                  SUITE NO. 100

                           REALTY ONE CORPORATE CENTER


                                      FROM

                         REALTY ONE PROPERTY MANAGEMENT,
                         a division of Realty One, Inc.
                as Managing Agent for Aveni Bros. Development Co.


                                       TO

            NEW HORIZONS COMPUTER LEARNING CENTERS OF CLEVELAND LTD,
                      a Delaware limited liability company


                                     NOTICE



Rent and other charges are to be paid by the Tenant on the first day of the
month.   The Landlord has the right to exercise his remedies as set forth in
Section 15 of the Lease if the rent and other charges are not paid when due.

The Tenant cannot assign or sublease the  Premises until  all provisions of
Section 13 of the Lease have been fulfilled.

This language is intended to notify the Tenant of specific obligations under the Lease and shall in no way be considered a modification of the language as set forth in the body of the Lease Agreement.





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                                      INDEX

SECTION                                                        PAGE

1. PREMISES ................................................     1

2. TERM ....................................................     1

3. RENT ....................................................     1

4. REAL ESTATE TAXES .......................................     2

5. CONSTRUCTION ............................................     3

6. COMMON AREAS ............................................     4

7. SERVICE/UTILITIES .......................................     5

8. USE OF PREMISES BY TENANT ...............................     5

9. TENANT'S COVENANTS WITH RESPECT TO OCCUPANCY ............     5

10 REPAIRS AND ALTERATIONS .................................     7

     (A) Repairs by Landlord ...............................     7
     (B) Repairs by Tenants ................................     7
     (C) Alterations or Improvements by Tenant .............     7
     (D) Removal of Improvements ...........................     8

11. INDEMNITY AND INSURANCE ................................     8

     (A) Indemnification by Tenant .........................     8
     (B) Public Liability Insurance ........................     8
     (C) Landlord's Liability ..............................     9
     (D) Fire and Extended Coverage Insurance ..............     9
     (E) Mutual Waiver of Subrogation ......................     9

12.  DAMAGE AND DESTRUCTION ................................     10

13.  ASSIGNING AND SUBLETTING ..............................     10

14.  EMINENT DOMAIN ........................................     11

15.  DEFAULT BY TENANT .....................................     11

16.  SECURITY DEPOSIT ......................................     12

17. NOTICES ................................................     13

18.  MORTGAGE SUBORDINATION ................................     13

19.  ESTOPPEL CERTIFICATES .................................     14
20.  QUIET ENJOYMENT .......................................     14

21.  LIABILITY OF LANDLORD .................................     14

22.  MISCELLANEOUS PROVISIONS ..............................     15

     (A) Accord and Satisfaction ...........................     15
     (B) Waiver ............................................     15
     (C) Broker's Commission ...............................     15
     (D) No Partnership ....................................     15
     (E) Section Headings ..................................     15
     (F) Lease Inures to the Benefit of Assignees ..........     15
     (G) Entire Agreement ..................................     15
     (H) Surrender and Holding Over ........................     15
     (I) No Option .........................................     16
     (J) Additional Rent ...................................     16
     (K) Severability ......................................     16
     (L) Option to Renew ...................................     16
     (M) Right of First Refusal ............................     17
     (N) Temporary Space ...................................     17

23.  ENVIRONMENTAL COMPLIANCE ..............................     18

24.  COMPLIANCE WITH LAWS ..................................     18
                                      LEASE


     THIS LEASE, entered into as of this 24th day of February, 1995, by and between REALTY ONE PROPERTY MANAGEMENT, a division of Realty One, Inc., Managing Agent ("Landlord"), having an office at 6000 Rockside Woods Boulevard, Suite 220, Cleveland, Ohio 44131-2350, and NEW HORIZONS COMPUTER LEARNING CENTERS of CLEVELAND LTD., a Delaware limited liability company, (Tenant") having an office at 500 Campus Drive, Morganville, New Jersey 07751.

                                   WITNESSETH


1.   PREMISES
     --------

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the "Premises") described as follows:

     The space within the Realty One Corporate Center known as Suite 100 located on the first (1st) and second (2nd) floors of the Building, containing approximately Twelve Thousand Five Hundred Fifty Seven (12,557) square feet of gross leasable area, consisting of approximately (i) Eight Thousand Five Hundred Seventy (8,570) square feet of gross leasable area on the first (1st) floor and (ii)Three Thousand Nine Hundred Eighty Seven (3,987) square feet of gross leasable area on the second (2nd) floor as outlined in red on the site plan, attached hereto as Exhibit "A" and made a part hereof for the purposes of more specifically locating the Premises in the building (the "Building") located on Landlord's property (the "Property"),(the Building and the Property are sometimes hereinafter collectively referred to as the "Property"), provided, however, for purposes of calculating Rent pursuant to Section 3 hereof and Tenant's Share of real estate taxes pursuant to Section 4 hereof the gross leasable area referred to above shall be multiplied by 1.15 representing a common area factor for the non-exclusive right to use the Common Areas of the Building granted to Tenant in Section 6 of this Lease.

2.   TERM
     -----

     (A)  TO HAVE AND TO HOLD the Premises unto Tenant for a term of sixty-five
          (65) months commencing upon substantial completion of Landlord's Work (as hereinafter defined) on that portion of the Premises located on the first (1st) floor of the Building (such date being hereinafter called the "Commencement Date").

     (B) At the time the Commencement Date is established, the parties will promptly execute a written instrument stipulating the Commencement Date and expiration date of the term of this Lease.

3.   RENT
     -------

     Tenant agrees to pay to Landlord, at its office or other place as Landlord may from time to time designate, as "Rent" for the Premises during the term of this Lease, without any deduction or set off, the sum of Two Hundred Fifty Nine Thousand Nine Hundred Twenty and 00/100 Dollars ($259,920.00) per annum, computed at the rate of Eighteen and 00/100 Dollars ($18.00) per factored square foot of leasable area, payable in equal monthly installments, in advance, at the rate of Twenty One Thousand Six Hundred Sixty and 00/100 Dollars ($21,660.00) per month.

     Notwithstanding any language to the contrary contained herein, and in conjunction with Section 22(N) of this Lease, on the Commencement Date Tenant shall be issued credit in the amount of One Hundred Eight Thousand Three Hundred and 00/100 Dollars ($108,300.00) to be applied against Rent accruing hereunder (the "Free Rent Period"). Upon the expiration of the
     Free Rent Period, Tenant's obligation to pay rent shall commence.   In the
     event the Free Rent Period ends on a day other than the last day of the calendar month, Minimum Rent shall be prorated on the basis of a thirty
     (30) day month, for the period commencing upon the expiration of the Free Rent Period and ending on the first (1st) day of the calendar month in which the Free Rent Period expires and shall be paid on the first (1st) day following expiration of the Free Rent Period.

4.   REAL ESTATE TAXES.
     -----------------

For purposes of this provision, the following terms, whenever set forth in initial capital letters herein, shall have the meaning set forth below:

     (i) Base Year: The full calendar year commencing January 1, 1996, and ending December 31, 1996.

     (ii) Comparison Year: The first full calendar year following the Base Year and each subsequent full calendar year thereafter during which this Lease shall continue in effect.

     (iii)Tenant's Share: The percentage (currently 15.84%) which the factored square footage of the Premises (currently 14,440 sq. ft.) is of the total factored square footage of the Building (currently 91,145 sq.
         ft.) as of the end of each calendar year.   In the event that
         additional areas shall be included under this Lease, or that the total factored square footage of the Building is changed the percentage shall be proportionately adjusted.

     (iv) Taxes: The real estate taxes and assessments, special or otherwise, (including, without limitation , all expenses incurred in connection with contesting or disputing the amounts thereof) levied or assessed for the year in question, whether the Base Year or a Comparison Year, upon or with respect to the Property by the Federal, State or local government. Should any governmental authority having jurisdiction levy or assess a special tax assessment against the Property during the term of this Lease, Tenant shall be permitted to extend payment of that portion of Taxes relating to the special tax assessment over the
          longest period of time permitted by law.   Should any governmental
          authority having jurisdiction hereafter impose a tax or assessment, or either (other than an income tax or a franchise tax), upon or against the Rent payable hereunder or on the privilege of renting, leasing or letting real property, either in substitution for, or in lieu of, the real estate taxes and assessments now levied or assessed against the Property or in addition thereto, such tax or assessment, or either, shall be deemed to constitute a real estate tax and assessment against the Property for the purposes of this subparagraph.

     Tenant shall pay to Landlord, without deduction or set off, a "Tax Charge" based upon Tenant's Share of the net aggregate increase, if any, in the amount of Taxes for the Comparison Year over those for the Base Year.

     During the term of this Lease, Tenant shall pay the Tax Charge to Landlord on a monthly basis, in advance, in an amount equal to one-twelfth (l/12th) of Tenant's Share of the Tax Charge for the current year, as reasonably estimated by Landlord. If Tenant's Share of the Tax Charge with respect to any tax year is less than the total amount theretofore paid by Tenant for such period, the excess shall be credited against the payments with respect to real estate taxes next becoming due, provided, however, that if the Lease is in the last year of the term, any overage due Tenant shall be paid directly to Tenant at the same time as the security deposit. If Tenant's Share of the Tax Charge for any tax year exceed the total amount theretofore paid by Tenant for such period, Tenant shall, upon receipt of an invoice from Landlord, pay the difference between the actual amount paid by Tenant and Tenant's Share of the Tax Charge. Notwithstanding any language to the contrary contained herein, Tenant shall not be responsible for payment of any portion of operating expenses incurred by Landlord in the operation, repair and maintenance of the Property.

5.   CONSTRUCTION
     --------------

     (A)  Landlord's Work

     Landlord, at its sole cost and expense, agrees to perform or cause to be performed such work ("Landlord's Work") in the construction of the Premises as may be set forth in the drawings (the "Drawings") dated ______________ prepared by ------------, consisting of pages ---------- and approved in writing by Tenant, such work to be substantially completed in a good and workmanlike manner, in accordance with the specifications set forth therein as well as in compliance with all applicable codes, ordinances, rules and regulations. Landlord and Tenant acknowledge that Landlord's Work consists of construction to certain areas located on the first (1st) floor of the Building (the "First Floor Area") and certain areas located on the second (2nd) floor of the Building (the "Second Floor Area"). The First Floor Area shall be substantially completed within one hundred twenty (120) days after a building permit for Landlord's Work has been issued by the City of Independence, Ohio. The Second Floor Area shall be substantially completed on or before October 1, 1995. In the event Landlord does not substantially complete Landlord's Work in either Area of the Premises by the date(s) referenced above, Tenant shall receive a rent credit of two (2) free days for each day after the agreed substantial completion date Landlord does not have Landlord's Work in that area
     substantially completed.   Upon substantial completion of Landlord's Work
     in the First Floor Area as well as upon substantial completion of Landlord's Work on the Second Floor Area, Landlord shall notify Tenant in writing that Landlord's Work is substantially completed and thereupon
     deliver possession of that portion of the Premises to Tenant.   For
     purposes of this provision "substantial completion" or "substantially complete" shall mean when Landlord has completed that portion of the work which can be accomplished prior to and independent of any construction or installation by Tenant. Tenant shall, at Tenant's expense, perform all work ("Tenant's Work") and supply all installations and, shall fully equip the Premises with all trade fixtures, furniture, furnishings, special equipment, and other items necessary for the proper operation of Tenant's business. Landlord shall, prior to delivery of the Premises, make the Premises available to Tenant for commencement of Tenant's Work, at Tenant's sole risk, and so long as such work and installations do not interfere with completion of Landlord's Work.

     (B)  Change Orders

     Tenant shall have the right at any time or times whether prior to or during the construction of the Premises to eliminate any feature, item or detail provided or to be provided for in the Drawings and/or to substitute and/or to add other features, items or details for which provision has not been made (the "Change Orders"), in which event Landlord shall make such changes, provided, however, that Tenant shall pay for any net increase i.e. total increases after offsetting total decreases in the total cost of said improvements resulting from Change Orders requested by Tenant.

     (C)  Punch List

     Within thirty (30) days after possession of the Premises is delivered to Tenant, Tenant shall deliver to Landlord a list of the items, if any, which are not substantially constructed or completed in accordance with Landlord's Work (the "Punch List Items"). In the event Tenant fails to deliver a Punch List to Landlord within thirty (30) days after possession of the Premises is delivered to Tenant, Tenant shall be deemed to have approved and accepted Landlord's Work in the condition existing at the time possession of the Premises is delivered to Tenant. In the event a Punch List is delivered to Landlord by Tenant, Landlord shall promptly commence to complete any such Punch List Items within thirty (30) days after Landlord's receipt of the Punch List items from Tenant, provided, however, in the event any Punch List Item shall require more than thirty
     (30) days to correct, the time to correct such Punch List Item shall be extended provided that Landlord promptly and diligently carries through
     with the correction or completion thereof.   Upon correction or completion
     of the Punch List Items, in accordance with the plans and specifications, Tenant shall be deemed to have approved construction of the Premises in accordance with the Drawings. In the event that a dispute shall arise as to whether or not Landlord's Work is substantially completed, a certification of an architect mutually acceptable to Landlord and Tenant that the work is substantially completed in accordance with plans and specifications therefor shall be conclusive and binding upon the partes hereto, with cost thereof split equally between Landlord and Tenant. If Tenant has taken possession of the Premises as substantially completed, Landlord agrees that it will diligently carry forward Landlord's Work in the Premises to final completion in accordance with its obligations as required by Subsection 5(A). If Landlord fails to commence or complete any Punch List Item as set forth above, Tenant may complete said work and Landlord shall pay the cost thereof to Tenant upon demand.

     6.   COMMON AREAS.
          -------------

          Tenant shall have access to the Building twenty-four (24) hours a day, three hundred sixty-five (365) days per year. In conjunction therewith, Landlord grants to Tenant, Tenant's employees, customers and invitees the non-exclusive right to use, in common with all others to whom Landlord has or may hereafter grant rights to use the same, the Common Areas located within the Property. The term "Common Areas" as used in this Lease, shall mean the parking areas, roadways,
          pedestrian sidewalks,   loading  docks,   delivery  areas, landscaped
          areas, exercise facilities, cafeteria, hallways, elevators, patios, hallways, fire corridors, meeting areas and public restrooms, and all other areas or improvements which may be provided by Landlord for the
          common use of the tenants of the Property.   Landlord hereby reserves
          the following rights with respect to the Common Areas:

            (i) To establish reasonable rules and regulations from time to time for the use thereof;

            (ii) To close all or any portion thereof as may be deemed necessary by Landlord's counsel to prevent a dedication thereof or the accrual of any rights to any person or the public therein;

            (iii) To  change  the  layout  of  such  Common  Areas, including the right to reasonably add to or subtract from their shape and size, whether by the addition of building improvements or otherwise, and may make installations and/or construct or erect buildings, structures, booths therein or thereon and move or remove the same; and

            (iv) Landlord shall operate, manage, equip, light, repair and maintain said Common Areas for their intended purposes in such manner as Landlord shall in its sole discretion from time to time determine, and may from time to time change the size, location, elevation, nature and/or use of any Common Areas.

            7. SERVICE/UTILITIES.
               ------------------

               Landlord covenants and agrees to furnish Tenant the following
                services  and  utilities  at  Landlord's  cost:    Janitorial
                services on a daily basis (five (5) days per week), automatic elevator service, hot and cold water for ordinary office purposes reasonable electric for general office purposes and reasonable air conditioning and heating for general office purposes, when required; it being the intent of the parties that the heating and air conditioning system shall be functioning from 7:00 A.M. to 10:00 P.M., Monday through Friday and 7:00 A.M. to 5:00 P.M. on weekends , including Martin Luther King Day, Memorial Day, Veterans Day, Columbus Day and President's Day. Electrical usage within the Premises shall be sub metered and Tenant shall pay for electric current together with any taxes or other charges levied thereon by the electrical utility company.

     8.   USE OF PREMISES BY TENANT.
          ---------------------------

          Tenant shall use the Premises only for the operation of a computer learning center, including but not limited to, teaching classes, assembly of certain computers, storage, repair and maintenance of computers and computer diagnostic functions.

     9.   TENANT'S COVENANT WITH RESPECT TO OCCUPANCY.
          ---------------------------------------------

          Tenant agrees:

          (A) To occupy the Premises in a safe and careful manner and in compliance with all laws, ordinances, rules, regulations and orders of any governmental bodies having jurisdiction over the Premises, and without committing or permitting waste;

          (B) To neither do nor suffer anything to be done or kept in or about the Premises which contravenes Landlord's insurance policies or increases the premiums therefor;

          (C) To prohibit Tenant's customers, employees and invitees from smoking within the Building;

          (D) To permit no reproduction of sound which is audible outside of the Premises nor permit odors to be unreasonably dispelled from the Premises;

          (E) To place no sign on the Property, the exterior of the Building or on any of the windows of the Premises and to place no window treatments on any of the windows of the Premises except the Building standard window treatments; notwithstanding the foregoing, Tenant shall be permitted to install one (1) building standard, individual gold letter, Tenant identification signage in the alcove area on the first (1st) floor of the Building immediately adjacent to the Building rotunda, Building standard rotunda directory identification; Building standard interior directional signage and three (3) Building standard entrance door signs;

          (F) To place no sign or other thing of any kind in the entry of the Premises or on the sidewalks or other Common Areas adjacent thereto except for identification signage consistent with Building standards on the Building directory, the entry into the first (1st) floor hallway and on the entrance door area to the Premises located on the first (1st) and second (2nd) floors of the Building;

          (G) To park Tenant's vehicles and to require all employees to park only in such places as may be designated from time to time by Landlord for the use of Tenant and its employees, and specifically not to permit parking by any of them in any reserved or visitors area;

          (H) To keep any refuse in proper containers in the interior of the Premises until the same is removed and to permit no refuse to accumulate around or within the Premises;

          (I) To neither load nor unload or permit the loading or unloading of heavy equipment or other property from any of the front doors of the Building that open on to the front sidewalk areas, nor from any other doors except from the service area at the rear of the Building;

          (J) To permit Landlord free access to the Premises at all reasonable times upon prior notice to Tenant (except in the case of an emergency in which event no notice shall be required) for the purpose of examining the same or making alterations or repairs to the Premises that Landlord may deem necessary for the safety or preservation thereof;

          (K) To adequately maintain a reasonable level of heating and cooling within the Premises;

          (L) To permit no lien, notice of intention to file lien or other charges (whether arising out of work of any contractor, mechanic, laborer or material man or any mortgage, conditional sale, security agreement or chattel mortgage or otherwise) which might be or become a lien, encumbrance or charge upon the Premises or any part thereof or the income therefrom, and to suffer no other matter or thing whereby the estate, right and interest of Landlord in the Premises or any part thereof might be impaired;

          (M) To solicit no business in the Common Areas, nor distribute handbills or other advertising matter on the Property;

          (N) To comply with all reasonable rules and regulations which Landlord may from time to time establish for the use and care of the Premises, the Common Areas, the Building and other facilities on the Property;

          (O) To prohibit the Premises or the Property to be used in any way which will injure the reputation of the same or the Property or may be an unreasonable nuisance, annoyance, inconvenience or damage to the tenants of the Property or of the neighborhood including, without limiting the generality of the foregoing, noise by the playing of any musical instrument or radio or television, or the use of a microphone, loudspeaker, electrical equipment, or utilizing flashing lights or search lights or any other equipment which in the judgment of Landlord might cause disturbance, impairment or interference with the use or enjoyment by any other tenant in the Property;

          (P) To not subject any fixtures, furnishings or equipment in or on the Premises which are affixed to the realty to any mortgages, liens, conditional sales agreements, security interests or encumbrances;

     10.  REPAIRS AND ALTERATION.
          -----------------------

     (A) Repairs, Replacements and Maintenance by Tenant. Tenant shall at its expense throughout the term of this Lease, and any renewal thereof, maintain and make all repairs and replacements to the interior of the Premises necessary to keep it in good order, condition and repair (excepting reasonable wear and tear and insured casualty) including but not limited to:

            (1)  routine periodic maintenance to any electrical,    plumbing,
                 heating, air conditioning and ventilating system(s) or apparatus (the "HVAC") located within or used solely in connection with the Premises;

            (2) maintaining all lighting fixtures, including replacement of light bulbs, within the Premises;

            (3) maintaining all windows and doors either in the Premises or located on the perimeter of the Premises; and

            (4) shall not do or suffer any waste or damage, disfigurement or injury to the Premises and all improvements thereon.

     Notwithstanding any language to the contrary contained herein, Tenant shall not be required to make any repairs and/or replacements which would, under generally accepted accounting principals, be considered a capital expenditure for the Landlord.

     (B) Repairs, Replacements and Maintenance by Landlord. Landlord shall at its expense, throughout the term of this Lease, and any renewal thereof, maintain, repair and replace all items which are not the responsibility of the Tenant pursuant to Section 10(A) hereof which shall include, but shall not be limited to the following:

            (1) maintain in good condition and make all necessary repairs to the exterior of the Building except for windows and doors;

            (2) make all necessary exterior and interior structural repairs to the Building and Premises; and

            (3) provide and maintain in good repair all water, gas and electric services to the points where the Tenant ties into said services above the floor slabs within the four (4) side walls and below the roof of the Premises.

     (C) Alterations or Improvements by Tenant. Tenant shall not, without Landlord's prior written consent, make, nor permit to be made, any alterations, additions or improvements to the Premises. Any alterations which may be permitted by Landlord shall be upon the condition that Tenant shall promptly pay all costs, expenses, and charges thereof, shall make such alterations and improvements in accordance with all applicable laws, building codes and ordinances, in a good and workmanlike manner, and shall fully and completely indemnify and defend Landlord, which indemnification shall be in a form acceptable to Landlord and which indemnification may include but not be limited to a full performance and completion bond from Tenant's contractor, against any mechanic's lien or other liens or claims in connection with the making of such alterations, additions, or improvements. Tenant shall promptly repair any damages to the premises, or to the buildings of which the Premises are a part, caused by any alterations, additions or improvements to the Premises by Tenant.

     (D) Removal of Improvements. All items of Landlord's Work, all heating and air conditioning equipment, and all alterations, additions and other improvements by Tenant shall become the property of Landlord and
          shall not be removed  from  the Premises.    All  trade  fixtures,
          furniture, furnishings, and signs installed in the Premises by Tenant and paid for by Tenant shall remain the property of Tenant and may be removed upon the expiration of the term of this Lease; provided
          (i) that any of such items as are affixed to the Premises and require severance may be removed only if Tenant repairs any damage caused by such removal and (ii) that Tenant shall have fully performed all of the covenants and agreements to be performed by Tenant under the provisions of this Lease. If Tenant fails to remove such items from the Premises prior to the expiration or earlier termination of this Lease, all such trade fixtures, furniture, furnishings, and signs shall become the property of Landlord unless Landlord elects to require their removal in which case Tenant shall promptly remove same and restore the Premises to its prior condition. In the event Tenant fails to remove all such trade fixtures, furniture, furnishings, and signs within ten (10) days after Landlord elects to require their removal, Landlord shall have the right to remove same and sell such trade fixtures, furniture, furnishings, and signs to pay for the cost of removal.

          Tenant further agrees that all personal property of every kind or description which may at any time be in the Premises shall be at the Tenant's sole risk, or at the risk of those claiming under Tenant. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by the acts or omissions of persons occupying any space adjacent to or adjoining Tenant's Premises, or any part thereof. Landlord shall not be responsible or liable to Tenant for any loss or damage resulting to Tenant or its property from roof leaks, water, gas, steam, fire, or the bursting, stoppage, or leaking of sewer pipes, or from the heating or plumbing fixtures, or from electric wires, or from gas or odors, or caused in any manner whatsoever.


     11.  INDEMNITY AND INSURANCE.
          -------------------------

          (A) Indemnification by Tenant. Tenant will indemnify, defend and hold Landlord harmless from and against all claims, demands, loss, cost, expense, and liability whatsoever (including Landlord's cost of defending against the foregoing, such cost to include
               attorney's  fees) resulting   or  occurring   by   reason   of
               Tenant's construction, use or occupancy of the Premises.

          (B)  Public Liability Insurance.   Tenant agrees to carry public
               liability insurance covering the Premises and Tenant's use thereof, together with contractual liability endorsements covering Tenant's obligations set forth in Subsection 10(A), in companies and in a form satisfactory to Landlord, with minimum limits of Five Hundred Thousand and 00/100 Dollars ($500,000.00) on account of bodily injuries to or death of one person, One Million and 00/100 Dollars ($1,000,000.00) on account of bodily injuries to or death of more than one person as a result of any occurrence and Fifty Thousand and 00/100 Dollars ($50,000.00) coverage for property damage, and to deposit said policy or policies (or certificates thereof) with Landlord prior to the date of and use or occupancy of the Premises by Tenant; said policy or policies shall name Landlord, Tenant and such other parties as Landlord may from time to time notify Tenant in writing to be named as additional insureds, as insured parties under such insurance policy and shall bear endorsements to the effect that the insurer agrees to notify Landlord and such other parties designated by Landlord as additional insureds not less than thirty (30) days in advance of any modification or cancellation thereof.

          (C) Landlord's Liability. Landlord shall not be liable (i) for any damage to Tenant's property located in the Premises, regardless of the cause of such damage, (ii) for any acts or omissions of other tenants of the Building, nor (iii) for any condition of the Premises whatsoever unless Landlord is responsible for the repair thereof, and has failed to make such repair after notice from Tenant of the need therefor, and expiration of a reasonable time for the making of such repair.

          (D) Fire and Extended Coverage Insurance. Landlord agrees to carry policies insuring the improvements on the Property against fire and such other perils as are normally covered by extended coverage endorsements in the county where the Premises are located, in an amount equal to at least eighty percent (80%) of the insurable value of such improvements, together with insurance against such other risks (including loss of rent) and in such amounts as Landlord deems appropriate. Tenant agrees to notify Landlord in writing on the date of completion regarding the cost of any improvements installed in the Premises during the term of this Lease other than trade fixtures, inventory, furniture, furnishings, signs or personal property of Tenant. Tenant's failure to advise Landlord regarding the value of said improvements as provided herein shall constitute a waiver of Tenant's right to be reimbursed for said improvements in the
               event  of destruction of the Premises.   Tenant agrees that the
               total cost of the foregoing insurance shall be included in the Operating Expense provided for in Subsection 4(B) of this Lease and that Tenant shall pay its proportionate share of the foregoing insurance per said Subsection; provided, however, that Tenant shall have no rights in said policy or policies maintained by Landlord and shall not, by reason of such reimbursement, be
               entitled to be a  named  insured  thereunder.   In  the  event
               any of Landlord's policies insures premises or risks other than the Property or the rents therefrom, the statement of the insurer shall be conclusive as to the portion of the total premium
               attributable to the Property.   Tenant agrees to carry insurance
               against fire and such other risks as are, from time to time, included in standard extended coverage endorsements, insuring Tenant's stock-in-trade, trade fixtures, furniture, furnishings, special equipment, floor and wall coverings, and all other items of personal property of Tenant located on or within the Premises, such coverage to be in an amount equal to at least eighty percent (80%) of replacement cost thereof. Prior to the Commencement Date of this Lease, Tenant shall furnish Landlord with a certificate evidencing such coverage.

          (E)  Mutual Waiver of Subrogation.   All insurance policies carried by
               either party covering the Premises, including but not  limited to contents, fire, and casualty insurance, shall to the extent permitted by law expressly waive any right on the part of
               the insurer against the other  party.    The parties  hereto
               agree that their policies will include such waiver clause or endorsement. To the extent that the policy of insurance of each party so provides, Tenant and Landlord further agree to waive all claims, causes of action and rights of recovery against the other, and their respective agents, officers, and employees; for any damage or destruction of persons, property or business which shall occur on or about the Premises originating from any cause whatsoever including the negligence of either party and their respective agents, officers, and employees.

12.  DAMAGE AND DESTRUCTION.
     -----------------------

     If any portion of the Premises shall be damaged or destroyed by fire or other casualty, shall give prompt written notice thereof to Landlord
     ("Tenants Notice of Damage").   In the event the Premises are damaged by
     any peril covered by standard policies of fire and extended coverage insurance to an extent which can be repaired or restored in less than one hundred (120) days from the date of Tenant's Notice of Damage, the damage shall, except as hereinafter provided, promptly be repaired by Landlord, at Landlord's expense, provided that in no event shall Landlord be required to
     repair or replace Tenant's   stock-in-trade,   trade  fixtures,
     furniture, furnishings, equipment or personal property. In the event (a) the Premises are damaged to an extent which can not be repaired or restored in less than one hundred twenty (120) days from the date of Tenant's Notice of Damage, (b) the Building is damaged to the extent of fifty percent (50%) or more of the cost of replacement, notwithstanding the extent of damages to the Premises, or (c) any damage to the Premises occurs during the last two (2) years of the term of this Lease, Landlord or Tenant may elect to terminate this Lease by written notice to the other, such termination to be effective as of the tenth (10th) day after the date of said notice. In the event neither party shall elect to terminate the Lease, Landlord shall commence repair or rebuild the Premises or the Building such repair and restoration to be completed within a reasonable time considering the scope of the repair and restoration work to be
     undertaken by Landlord.   If the casualty, repairing, or rebuilding shall
     render the Premises untenantable, in whole or in part, a proportionate abatement of the Minimum Rent shall be allowed until the date Landlord completes the repairs or rebuilding. If Landlord is required or elects to repair the Premises, Tenant shall repair or replace its stock-in-trade, trade fixtures, furniture, furnishings, equipment, and personal property in a manner and to at least a condition equal to that prior to its damage or destruction and the proceeds of all insurance carried by Tenant shall be held in trust by Tenant for the purpose of such repair and replacement.

13.  ASSIGNING AND SUBLETTING.
     -------------------------

     Tenant shall not sublet the Premises or any part thereof, assign this Lease, or permit any business to be operated in or from the Premises by any concessionaire or licensee without in each case the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any merger, consolidation or liquidation of Tenant or any other transfer of this Lease by operation of law shall constitute an assignment of
     this  Lease.   Acceptance of rent  from,  or performance of any other
     obligation under this Lease by any person other than Tenant shall not be deemed to be a waiver of any of the provisions of this Lease nor shall it be deemed to be a consent to the assignment of this Lease, the subletting of the Premises or the operation by a concessionaire or licensee. In the event that Tenant shall seek Landlord's consent, Tenant shall provide to Landlord the name, address and financial statement together with such other information as Landlord requires concerning the proposed assignee, sub
     lessee, concessionaire  or  licensee.    It  shall  be  a condition  to any
     consent  by  Landlord  that  Tenant  shall reimburse Landlord  for  any and all cost and expense, including, but not limited to, reasonable attorney's fees for the review and preparation of documents, which may be
     incurred by Landlord in connection with any of the foregoing.   Any consent
     by Landlord to any assignment or subletting, or to the operation by a concessionaire or licensee, shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting or
     operation  by  a concessionaire or licensee.   No consent by Landlord shall
     operate to relieve Tenant from primary liability for the performance of Tenant's obligations under this Lease.

14.  EMINENT DOMAIN.
     ---------------

     In the event the Building or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi public use or purpose by any authority in appropriate proceedings or by any right of eminent domain, the entire compensation award thereof, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion and fee, shall belong to Landlord, without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title, and interest to any such award. However, Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded to Tenant on account of interruption of Tenant's business and for moving and relocation expenses.

     In the event of a taking under the power of eminent domain of (i) more than twenty-five percent (25%) of the Premises or (ii) a sufficient portion of the Building so that after such taking less than fifty percent (50%) of the floor area within the Building (as constituted prior to such taking) are occupied by tenants, either Landlord or Tenant shall have the right to terminate this Lease by notice in writing given within ninety (90) days after the condemning authority takes possession, in which event all rents and other charges shall be prorated as of the date of such termination.

     In the event of a taking of any portion of the Premises not resulting in a termination of this Lease, Landlord shall use so much of the proceeds of Landlord's award for the Premises as is required therefor to restore the Premises to a complete architectural unit and this Lease shall continue in effect with respect to the balance of the Premises, with a reduction of Minimum Rent in proportion to the portion of the Premises taken.

15.  DEFAULT BY TENANT.
     ------------------

     If (i) Tenant defaults in the payment of Minimum Rent, Additional Rent or any other charges or in the performance of any other of Tenant's obligations hereunder, and fails to remedy such default within fifteen
     (15) days after written notice from Landlord (unless the default relates to matters other than the payment of money and cannot be remedied within fifteen (15) days; Tenant commences to remedy such default within fifteen
     (15) days after written notice from Landlord and thereafter diligently pursues correction thereof, in which event the time to remedy such default shall be extended to the time reasonably required therefor), (ii) a receiver of any property of Tenant on the Premises is appointed,
     (iii) Tenant's interest in the Premises is levied upon by legal process,
     (iv) Tenant be adjudged bankrupt and Tenant fails within  thirty  (30)
     days to cause the vacation of such appointment, levy or adjudication, or (v) Tenant files a voluntary petition in bankruptcy, disposes of all or substantially all of its assets in bulk, or makes an assignment for the benefit of its creditors, then and in any such instance, without further notice to Tenant, Landlord may enter upon the Premises and terminate this Lease. In the event of such termination, the
     obligations  of   Landlord hereunder  shall  cease,  without  prejudice,
     however, to the right of Landlord to recover from Tenant any sums due Landlord for Minimum Rent, Additional Rent and other charges payable by Tenant hereunder, including reasonable attorney's fees to the date of such entry, and also liquidated damages equal to any deficiency between the then rental value of the Premises for the unexpired portion of the term and the Minimum Rent provided for that portion of the term, discounted at four
     percent (4%) per annum to present net worth.   In addition, Landlord may
     enter upon the Premises without terminating this Lease and may relet them in its own name for the account of Tenant for the remainder of the term at the highest rent then obtainable and immediately recover from Tenant any deficiency for the balance of the term between the amount for which the Premises were relet, less expense of reletting, and the rent provided hereunder. If Landlord submeters electric current, gas, or water to the Premises, then if at any time Tenant fails to pay rent or other charges for same within five (5) days after they are due, Landlord may, at its option, in addition to the foregoing remedies and without further notice
     to Tenant,  cease furnishing such electric current, gas or water.   No
     failure of Landlord to enforce its right or remedies upon default of Tenant shall prejudice or effect the rights of Landlord upon any subsequent or similar default.

     All sums payable by Tenant to Landlord under this Lease, if not paid when due, shall accrue interest at the rate of fifteen percent (15%) (or the highest rate of interest allowable by law, whichever is the lesser) from their due date until paid, said interest to be so much additional rent under this Lease and shall be paid to Landlord by Tenant upon demand.

     All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other remedies allowed at law or in equity.

16.  SECURITY DEPOSIT.
     ------------------

     Tenant has deposited with Landlord the sum of Seventy Five Thousand and 00/100 Dollars ($75,000.00) (the "Security Deposit"), receipt of
     which  is  hereby  acknowledged  by Landlord.   The Security Deposit shall
     be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of the terms of this Lease which are to be observed and performed by Tenant. Landlord shall not be obligated to hold the Security Deposit as a separate fund and may commingle the Security
     Deposit with other funds.   The Security Deposit shall not be mortgaged,
     assigned, transferred or encumbered by tenant and any such act on the part of Tenant shall be without force and effect and shall not be binding upon
     Landlord.   If any of the rents herein reserved or any other sum payable by
     Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of rent or any sum payable by Tenant to Landlord of loss or damage sustained by Landlord due to such breach on the part of Tenant, and Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. Should Tenant comply with all of said terms and promptly pay all rentals they fall due and all other sums payable by Tenant to Landlord, the Security Deposit shall be returned in full to Tenant at the expiration or termination of this Lease. In the event of bankruptcy or other debtor/creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings. Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the premises in the event that such interest be sold and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit and this provision shall also apply to any subsequent transferees. Notwithstanding any language to the contrary contained herein, provided Tenant is not in default of the terms and conditions contained herein, Landlord shall apply a portion of the Security Deposit totalling (i) $21,660.00 against Rent accruing for the sixth (6th) full calendar month following the Commencement Date and
     (ii) $3,340.00 against Rent accruing for the seventh (7th) full calendar month following the Commencement Date.

17.  NOTICES.
     ---------

     Any notice or consent required to be given by or on behalf of either party to the other shall be deemed given when mailed by registered or certified mail, return receipt requested, addressed to Landlord at the address hereinabove specified, and to Tenant at the address hereinabove specified or at the Premises, with a copy to Handex Environmental Recovery, Inc. 500 Campus Drive, P.O. Box 451, Morganville, N.J. 07751-0451; Attn: Chief Financial Officer, or at such other address as either party may specify, from time to time, by notice to the other in the manner herein set forth.

18.  MORTGAGE SUBORDINATION.
     -------------------------

     This Lease is and shall at all times, unless Landlord shall otherwise elect, be subject and subordinate to all covenants, restrictions, easements and encumbrances now or hereafter affecting the fee title of the Property and to all ground or underlying leases, mortgages, deeds of trust, financings or refinancings in any amounts which may now or hereafter be placed against or affect any or all of the land or any or all of the building and improvements now or at any time hereafter constituting part of or adjoining the Property. The aforesaid provision shall be self-operative and no further instrument or document shall be required to effectuate said
     subordination unless otherwise requested.   Tenant also agrees that any
     mortgagee or trustee may elect to have this Lease prior to the lien of its mortgage or deed of trust, and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. Tenant agrees that if Landlord or any ground or underlying lessor, mortgagee or trustee requests confirmation of such subordination, within ten (10) days after receipt of written request therefor, Tenant shall execute and deliver whatever instruments which may be required for such purposes and to carry out the intent of this Section.

     Notwithstanding any language to the contrary contained in this Lease, Landlord covenants and agrees to use best efforts to obtain from any mortgagee, beneficiary or trustee, lessor or other secured party under any existing mortgage, deed of trust, lease or other agreement, security instrument, or arrangement presently placed upon the Premises, an agreement, in recordable form, which provides that in the event of any foreclosure, sale under power of sale or lease termination, or transfer in lieu of any of the foregoing or the exercise of any remedy pursuant to any such agreement, security instrument, or arrangement (a) the Tenant's use, possession and enjoyment of the Premises shall not be disturbed and this Lease shall continue in full force and effect so long as Tenant is not in default beyond the applicable cure periods hereunder, and (b) that such successor to the Landlord's interest will assume the obligations of
     Landlord under this Lease   accruing   subsequent  to   any   such
     foreclosure, termination, sale or transfer.

19.  ESTOPPEL CERTIFICATE.
     ----------------------

     At any time and from time to time, Tenant agrees, upon request in writing from Landlord, to execute and deliver to Landlord, for the benefit of such persons as Landlord names in such request, a statement in writing and in form and substance satisfactory to Landlord certifying to such of the following information as Landlord shall request: (i) that this Lease constitutes the entire agreement between Landlord and Tenant and is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the dates to which the Minimum Rent, Additional Rent, and other charges hereunder have been paid, and the amount of any security deposited with Landlord; (iii) that the Premises have been completed on or before the date of such letter and that all conditions precedent to the Lease taking effect have been carried out; (iv) that Tenant has accepted possession of the Premises, that the Lease term has commenced, that Tenant is occupying the Premises, that Tenant knows of no default under the Lease by Landlord and that there are no defaults or offsets which Tenant has against enforcement of this Lease by Landlord; (v) the actual commencement date of the Lease and the expiration date of the Lease; and (vi) that Tenant's store is open for business, provided that such facts are true and ascertainable.

20.  QUIET ENJOYMENT.
     -----------------

     Landlord hereby covenants and agrees that if Tenant shall perform all the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the continuance hereof have peaceable quiet enjoyment and possession of the Premises without any hindrance from Landlord or any person or persons lawfully claiming the Premises, subject, however, to the terms and conditions of this Lease, and to any mortgages, ground or underlying leases, deeds, and encumbrances of record to which this Lease is or may be subordinated.

21.  LIABILITY OF LANDLORD.
     ------------------------

     Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title, and interest of Landlord in the Property, as the same may then be encumbered, and neither Landlord, nor, if Landlord be a partnership, any of the partners comprising such partnership shall be liable for any deficiency. It is understood that in no event shall Tenant have any right to levy execution against any property of Landlord other than Landlord's interest in the Property as herein before expressly provided. In the event of the sale or other transfer of Landlord's right, title and interest in the Premises or the Property, Landlord shall be released from all liability and obligations hereunder.

22.  MISCELLANEOUS PROVISIONS.
     ---------------------------

     (A) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rentals herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided for in this Lease or available at law or in equity.

     (B) Waiver No waiver of any condition or legal right or remedy shall be implied by the failure of Landlord to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant shall be valid unless it be in writing and signed by Landlord. No waiver by Landlord with respect to one or more tenants or occupants of the Building shall constitute a waiver in favor of any other tenant, nor shall the waiver of a breach of any condition be claimed or pleaded to excuse a future breach of the same condition or covenant.

     (C) Broker's Commission. Landlord and Tenant warrant that, except for any amounts payable by Landlord to its agents, Realty One Commercial Division and Joseph Skilken Realty, Inc., there are no claims for broker's commissions for finder's fees in connection with its execution of this Lease, and each party agrees to indemnify and save the other harmless from any liability that may arise from such claims, including reasonable attorney's fees.

     (D) No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or a joint venture or a member of a joint enterprise with Tenant.

     (E) Section Headings. The section headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

     (F) Lease Inures to the Benefit of Assignees. This Lease and all of the covenants, provisions, and conditions herein contained shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns respectively, of the parties hereto, provided, however, that no assignment by, from, through, or under Tenant in violation of the provisions hereof shall vest in the assigns any right, title, or interest whatever.

     (G) Entire Agreement. This Lease and the exhibits attached hereto set forth all the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the
          Premises,  and  there  are  no covenants,   promises   agreements,
          conditions   or understandings,  either oral or written,  between them
          other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment,change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

     (H) Surrender and Holding Over. Tenant shall deliver up and surrender to Landlord possession of the Premises upon the expiration of the Lease, or its termination in any way, in as good condition and repair as the same shall be at the commencement of said term (damage by fire and other perils covered by standard fire and extended coverage insurance and ordinary wear and decay only excepted). Should Tenant remain in possession of the Premises after any termination of this Lease, no tenancy or interest in the Premises shall result therefrom, but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal, and Tenant shall upon demand pay to Landlord, as liquidated damages, a sum equal to one hundred ten percent (110%) of the Minimum Rent payable during the calendar month immediately preceding the termination of this Lease for any period during which Tenant shall hold the Premises after the stipulated term of this Lease may have terminated.

     (I) No Option. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and shall vest no right in either party. This Lease becomes effective as a Lease only upon execution and delivery thereof by the parties hereto.

     (J) Additional Rent. Any amounts to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether such payments are to be periodic and recurring or not, shall be deemed to be "Additional Rent" and otherwise subject to all provisions of this Lease and of law as to the default in the payment of rent.

     (K) Severability. In the event that any provision or section of this Lease is rendered invalid by the decision of any court or by the enactment of any law, ordinance or regulation, such provision of this Lease shall be deemed to have never been included therein, and the balance of this Lease shall continue in effect in accordance with its terms.

     (L) Option to Renew. Provided Tenant is not in default under any of the terms and provisions herein contained, Landlord hereby grants to Tenant the option to renew this Lease for one (1) additional five (5) year period. The "Renewal Term" shall commence upon the expiration of
          the initial term.   It is the intention to grant to Tenant herein a
          basic five (5) year Lease with an option to renew the Lease for one
          (1) additional five (5) year period. The Renewal Term shall be upon all the terms and conditions contained in this Lease except that rent shall be based on ninety five percent (95%) of the then existing fair market rental rate for buildings similar to the Building along the Rockside Road Business Corridor at the time the option is
          exercised by Tenant.   Landlord shall notify Tenant in writing, not
          less than seven (7) months prior to the expiration of the original term of the Lease, of the then existing fair market rental rate for buildings similar to the Building along the Rockside Road Business Corridor as well as the rental rate for the renewal period for Tenant's consideration. If Landlord and Tenant are unable to mutually agree on the existing fair market rental rate for buildings similar to the Building along the Rockside Business Corridor within thirty (30) days after the date of Landlord's written notice, Landlord and Tenant shall select an appraiser mutually acceptable to both to determine the fair market rental rate for buildings similar to the Building along the Rockside Road Corridor. Both parties agree that the decision of such appraiser shall be binding and conclusive. The costs incurred by the appraiser shall be split equally between the parties.

          The foregoing option to renew shall be exercised by Tenant by written notice to Landlord given not less than six (6) months prior to the expiration of the original term of the Lease, or any renewal thereof.

     (M)  Right of First Refusal.   Provided Tenant is not in default of the
          terms and conditions contained in this Lease, in the event certain premises in the Building shown on Exhibit "A" as Tenant Space "A", Tenant Space "B" and the common area hallway(s) immediately adjacent thereto (hereinafter collectively referred to as the "RFR Space") consisting of approximately Two Thousand Six Hundred Thirty Nine (2,639) square feet of gross leasable area located immediately adjacent to that portion of the Premises located on the second
          (2nd) floor of the Building become available for lease and Landlord procures a prospective tenant willing to lease all or a portion of the RFR Space, Landlord hereby grants to Tenant an exclusive right of first refusal to lease all or a portion of the RFR Space upon all of the terms and conditions contained herein throughout the entire term of this Lease, including any renewals thereof.

          Landlord shall notify Tenant in writing of the availability of the RFR Space, that Landlord has procured a prospective tenant for all or a portion of the RFR Space and all of the rental terms and conditions of the prospective tenant's tenancy ("Landlord's RFR Notice"). Tenant shall have seven (7) days after receipt of Landlord's RFR Notice in which to notify Landlord in writing whether or not Tenant will exercise its right of first refusal to lease the RFR Space.

          In the event Tenant elects to exercise its right of first refusal, (i) all of the terms and conditions contained in this Lease shall apply to the RFR Space except that rent for the RFR Space shall be based on the rental terms and conditions set forth in Landlord's RFR Notice
          (ii) Landlord shall, at it sole cost and expense, commence and complete a build out of the RFR Space consistent with that of the existing Premises pursuant to plans and specifications approved by Tenant and (iii) Landlord and Tenant shall execute an amendment to the Lease confirming Tenant's exercise of the right of first refusal and setting forth such terms and conditions as may be appropriate, including, but not limited to, adjustments in the gross leasable area of the Premises, annual and monthly Rent, and Tenant's adjusted proportionate share of costs set forth in Section 4 of the Lease.

          In the event Tenant fails to exercise its right of first refusal within seven (7) days after receipt of Landlord's RFR Notice or Tenant fails to execute the amendment to lease referenced in subsection (iii) above within thirty (30) days after Tenant's notice to Landlord exercising its right of first refusal to lease the RFR Space, Tenant shall be deemed to have waived its right of first refusal to lease the RFR Space and Landlord may proceed to lease the RFR Space to its prospective tenant.

     (N) Temporary Space. Landlord and Tenant acknowledge that portion of the Premises located on the second (2nd) floor of the Building consisting of approximately Three Thousand Nine Hundred Eighty Seven (3,987) square feet of gross leasable area, will not be immediately available for occupancy on the Commencement Date. To that extent, (i) the Rent set forth in Section 3 of the Lease for that portion of the Premises located on the second (2nd) floor of the Building shall be abated until such time as possession thereof is delivered by Landlord to Tenant and (ii) Landlord shall provide Tenant with temporary space (the "Temporary Space") consisting of approximately three thousand one hundred fifty (3,150) square feet, as outlined in green on Exhibit "A" pursuant to all of the terms and conditions contained in the Lease except as hereinafter provided. The temporary space shall be constructed by Landlord pursuant to Landlord's plans and specifications at Landlord's sole cost and expense and all interior walls shall be painted by Landlord prior to occupancy. Landlord shall not be required to undertake or complete any other work within the Temporary Space. Tenant shall not be required to pay rent for occupancy of the Temporary Space.

23.  ENVIRONMENTAL COMPLIANCE.
     ---------------------------

     A. With respect to Tenant's operations in or on the Premises, Tenant, at its sole cost and expense, shall operate its business in the Premises in such a manner so as to comply with all laws, statutes, ordinances, rules and regulations of any governmental authorities having jurisdiction concerning environmental matters including but not limited to any discharge into the air, surface, water, sewers, soil or groundwater of Hazardous Materials (as defined in SECTION 22(B)), whether within or outside the Premises or on the Property.

     B. As used herein, the term "HAZARDOUS MATERIALS" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Ohio or the United States Government. The term "HAZARDOUS MATERIALS" includes, without limitation, any material or substance which is (i) designated as a "HAZARDOUS SUBSTANCES pursuant to SECTION 1331 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a "hazardous waste" pursuant to SECTION 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. SECTION 6901 et seq.) (42 U.S.C. SECTION 6903), or (iii) defined as a "HAZARDOUS SUBSTANCES" pursuant to SECTION 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601).

     C. Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with certain matters including, but not limited to any discharge into the air, surface, water, sewers, soil or groundwater of Hazardous Material. Landlord's responsibility shall include, but shall not be limited to, responsibility for the
          following:   (i) Hazardous Materials that migrate, flow, percolate,
          diffuse or in any way move on to or under the Premises, Building, or Property before or after the commencement of the Lease term; (ii) Hazardous Materials present on or under the Premises, Building, or Property as a result of any discharge, dumping or spilling (whether accidental or otherwise), by Landlord or prior or other lessees, if any, or their agents, employees, contractors or invitees; and (iii) Hazardous Materials present on or under the Premises, Building or Property prior to the Commencement Date regardless of its origin.

     D. Tenant hereby covenants and agrees to indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which Landlord may incur which arise out of contamination of the Premises or real estate or other property not a part of the Property which contamination arises as a result of the presence of Hazardous Materials in or under the premises, the presence of which is cause by Tenant operations as defined in SECTION 22(A). The foregoing indemnification and hold harmless provision shall survive any termination of this Lease.

     E. Landlord hereby covenants and agrees to indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which Tenant may incur which arise out of contamination of the Premises or real estate or other property not a part of the Premises which contamination arises as a result of the presence of Hazardous Materials in or under the Premises, the presence of which is caused by Landlord a result of any cause listed in Subsection 22(B) of this Lease. The foregoing indemnification and hold harmless provision shall survive any termination of this Lease.

24.  COMPLIANCE WITH LAWS.
     ----------------------

     Landlord represents and warrants that the Premises, Building and Property are currently in compliance with all applicable laws, statutes, ordinances, rules and regulations of any governmental authority having jurisdiction over the same. Landlord hereby covenants and agrees to indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which Tenant may incur arising out of a breach of this representation and warranty.


    IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be signed, in quintuplicate, as of the date and year first above written.

WITNESS AS TO LANDLORD:            LANDLORD: REALTY ONE PROPERTY MANAGEMENT,
                                             division of Realty One, Inc., an
                                             Ohio corporation

  Virginia E. Nichols s/s               By:  Joseph T.Aveni s/s
-------------------------                    ----------------------------
                                            Joseph T. Aveni
                                            President
  Mary Ann Piscioneri s/s
--------------------------

WITNESSES AS TO TENANT:            LANDLORD: NEW HORIZONS COMPUTER LEARNING
                                             CENTERS, OF CLEVELAND LTD, a
                                             Delaware limited liability company

-------s/s-------------                 By: Robert Spisak s/s
    (As to both)                           ----------------------
                                           General Partner

--------s/s-------------                And:------------------------
    (As to both)
                                           General Partner

STATE OF OHIO    )
                 )  ss.
COUNTY OF CUYAHOGA)

     BEFORE ME, a Notary Public, in and for said County and State, personally appeared Joseph T.Aveni of the REALTY ONE PROPERTY MANAGEMENT DIVISION, a division of Realty One, Inc., an Ohio corporation, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 24th day of February, 1995.

                                            Mary Ann Piscioneri s/s
                                        ------------------------------
                                        Notary Public
                                        Mary Ann Pisgioneri

STATE OF OHIO       )
                    ) ss.
COUNTY OF CUYAHOGA  )

     BEFORE ME, a Notary Public in and for said County and State, personally appeared Robert W. Spisak and _____________ know to me to be the General Parnter and ___________ of New Horizons Learning Center of Cleveland Ltd., a Delaware limited liability company, who acknowledged that they did sign the foregoing instrument, that the same is their fee act and deed and the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 20th day of February, 1995.

                                                 s/s
                                        ---------------------------
                                        Notary Public
                                        Atty at Law:
                                        My Commission does not expire





                                   FLOOR PLAN



                                   FLOOR PLAN



                                    GUARANTY
                                 ---------------



     HANDEX ENVIRONMENTAL RECOVERY, INC. (hereinafter referred to singularly as "Guarantor"), whose address is 500 Campus Drive, Morganville, New Jersey 07751 as a material inducement to Realty One Property Management, a division of Realty One, Inc., as Managing Agent for Aveni Bros. Development Co., to enter into a Lease (the "Lease") with New Horizons Computer Learning Centers of Cleveland Ltd., ("Tenant"), dated as of February 24, 1995, wherein Landlord leased to Tenant and Tenant leased from Landlord certain premises in the REALTY ONE CORPORATE CENTER (the "Building") located in Cleveland, Ohio described as that certain space within the Building, containing approximately 12,557 square fee (the "Premises") and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby makes the following Guaranty with Landlord:

     1. Guarantor hereby covenants agrees and promises, to an for the benefit of Landlord, its successors and assigns, that (a) Tenant shall make the due and punctual payment of all rent, additional rent and any and all sums and charges payable to Landlord by tenant, its successors or assigns, under the lease during the term of the Lease and any renewals thereof; (b) Tenant shall effect prompt and complete performance of all of the terms, conditions, covenants and provisions contained in the Lease to be kept, observed, and performed by Tenant, its successors and assigns, during the term of the Lease and any renewals thereof, and (c) Guarantor shall indemnify, defend and save Landlord, its successors or assigns, harmless from any claims, demands, loss, costs or damages arising out of any failure by Tenant, its successors and assigns, to pay the aforesaid rent, additional rent and any and all sums and charges payable to Landlord by Tenant, its successors and assigns, under the Lease and/or the failure by Tenant to perform any of the terms, covenants, conditions and provisions contained in the Lease. Notwithstanding any language to the contrary contained herein, Guarantor shall be fully released and discharged of all the obligations and liabilities contained in this Guaranty upon the expiration of the third (3rd) lease year of the term of the Lease (as defined in the Lease) and thereafter this Guaranty shall be of no further force and effect.

     3. The provisions of the Lease may be changed, amended, supplemented or modified by agreement between Landlord and Tenant at any time or by course of conduct without the prior written consent of the Guarantor provided that Guarantor is provided written notice thereof and this Guaranty shall guarantee the performance of each and every obligation of Tenant under the Lease as changed, amended, supplemented or modified. Guarantor hereby expressly waives notice of the acceptance of this Guaranty, presentments, demands, protests and all notice of protests, dishonor, non-performance, non-payment or non-observance by Tenant of any of the terms, convenants, conditions and provisions of the Lease.

     4. In the event of a default under the Lease, Landlord, its successors and assigns can proceed first and directly against the Guarantor, without proceeding against or exhausting any other remedies it may have under the Lease, or it may proceed against Tenant or the Guarantor and Tenant. Moreover, in the event of a default under the Lease or this Guaranty, Guarantor waives any right to require Landlord to (i) proceed against tenant or pursue any rights or remedies provided for in the Lease, (ii) proceed against or exhaust any security of Tenant held by Landlord, or (iii) pursue any other right or remedy
available to Landlord by law, in equity or otherwise.   Landlord shall have the
right to enforce this Guaranty regardless of the acceptance of additional security from Tenant and regardless of any release or discharge of Tenant by Landlord, its successor or assigns, or by others or by operation of any laws.

     5. The liability of Guarantor under this Guaranty shall not be waived, released, discharged, impaired or affected by reason of the release and discharge of any other Guarantor or any disability of the Tenant or Guarantor including, but not limited to, discharge of the Tenant or Guarantor in any receivership, bankruptcy, winding-up, insolvency or other creditor's proceeding or the rejection, disaffirmance or disclaimer of the Lease in any proceeding, and shall continue, with respect to any periods of time prior thereto and thereafter, for the entire term of the Lease. The liability of the Guarantor shall not be affected by any repossession of the Premises by Landlord. Until all of Tenant's obligations to Landlord have been discharged in full by tenant or the Guarantor, Guarantor has no right to exoneration, subrogation, reimbursement or indemnity against Tenant.

     6. No action or proceeding brought or instituted under this Guaranty and no recovery in pursuance thereof shall be a bar or defense to any further action or proceeding against the Guarantor, its successors or assigns, which may be brought under this Guaranty by reason of any further default, or defaults, by Tenant under the Lease or in the performance and observance of any terms, covenants, conditions and provisions in the Lease. If the Lease terminates and Landlord or its successor and assigns has any rights it can enforce against Tenant after termination, Landlord or its successor and assigns can enforce these rights against the Guarantor, its successors or assigns, or without making demand on either of them.

     7. No waiver by Landlord, its successors and assigns, of any provision or right under the Lease shall be implied from any omission by Landlord to take any action on account of Landlord's rights under such provision. Any express waiver by Landlord of any provision or right under the Lease shall not act as a waiver of any provision or right elsewhere contained in the Lease, and shall only act as a waiver as specifically expressed in said waiver, and only for the time and to the extend stated therein. One or more waivers, by Landlord of any provision or right under the Lease shall not be construed as a waiver of a subsequent breach of the same provision or right.

     8. The rights and remedies given to Landlord by this Guaranty shall be deemed to be cumulative and not one of such rights and remedies shall be exclusive at law or in equity of the rights and remedies which Landlord might otherwise have by virtue of a default under this Guaranty, and the exercise of any one of such rights or remedies by Landlord shall not impair Landlord's standing to exercise any other rights or remedies.

     9. If Landlord or its successor or assigns are required to enforce the obligations of Guarantor by legal proceedings, the guarantor shall pay to Landlord all costs incurred, including, without limitation, reasonable attorneys' fees.

     10. If any term or provision of this Guaranty or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and be enforced to the fullest extent permitted by law.

     ll. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, or any of the obligations of Tenant are rescinded or must otherwise be restored or returned by landlord upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Tenant, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer or, Tenant or any substantial part of its property, or otherwise, all as though such payments had not been made.

     12. Any modification of the Guaranty shall not be effective unless the same be in writing and signed by Guarantor and Landlord.
3

     13. All the terms, agreements and conditions of the Guaranty shall be extended to and be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of and may be enforced by Landlord and its successors and assigns.

     14. This Guaranty shall be governed by, construed in accordance with and enforced pursuant to the laws of the State of Ohio.

     15. Whenever in this agreement reference is made to either Landlord or Tenant such reference shall be deemed to apply also to the respective successors and assigns of the Landlord and Tenant named in the Lease.

     IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the day and year first above written in he Lease, the 24th day of February, 1995.


SIGNED IN THE PRESENCE OF:      GUARANTORS:HANDEX ENVIRONMENTAL RECOVERY, INC.

      s/s                                  Thomas J. Bresnan s/s
-----------------------                    ------------------------
      (As to both)                         Thomas J. Bresnan

     s/s
----------------------
      (As to both)


STATE OF CALIFORNIA )
                    )  ss
COUNTY OF ORANGE    )

     On February 23, 1995, before me, the undersigned, a Notary Public in and for said State, personally appeared Thomas J. Bresnan, personally know to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and he acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                               Tiffany Milby s/s
                                             ----------------------
                                                  (Notary)